Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of February 6, 2018, is by and between FIRST CHOICE HEALTHCARE SOLUTIONS, INC., a Delaware corporation with its principal offices at 709 South Harbor City Boulevard, Suite 530, Melbourne, FL 32901 (the “Company”), and STEWARD HEALTH CARE SYSTEM LLC, a Delaware limited liability company with its principal offices at 111 Huntington Avenue, Suite 1800, Boston, MA 02199 (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser and/or its Affiliates an aggregate of 5,000,000 shares (each, a “Share” and collectively, the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, representing approximately 15.5% of the issued and outstanding shares of common stock of the Company after the closing of the agreement, and the Purchaser desires to purchase and acquire the Shares, all on the terms and subject to the conditions as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.             Definitions. In addition to those capitalized terms otherwise defined in this Agreement, as used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)                “Affiliate” of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose, “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)               “Business Day” means any calendar day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required to be closed.

(c)                “Closing Date” means the date of the Closing.

(d)               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(e)                “Independent Director” means a director meeting the requirements set forth under NASDAQ Rule 4200(a)(15).

(f)               “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Common Stock that are issued and outstanding at any given time after the date hereof and listed on OTCQB (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) multiplied by (ii) the arithmetic average of the closing price per share of such Common Stock as reported by OTCQB (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) for each of the 10 consecutive trading days immediately preceding the date of such determination.

(g)               “SEC” means the Securities and Exchange Commission.

(h)               “SEC Filings” means those reports and filings made by the Company with the SEC.

(i)                 “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder

(j)                 “Subsidiary” means any subsidiary of the Company as set forth on Exhibit A attached hereto and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

2.             Purchase and Sale of the Shares

2.1           Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to sell and issue to the Purchaser and/or its Affiliates, and the Purchaser hereby agrees to purchase from the Company, at the Closing (as herein after defined), the Shares for a purchase price equal to $7,500,000 (the “Purchase Price”). Notwithstanding anything herein to the contrary, the Company hereby acknowledges and agrees that the Company shall issue the Shares to Purchaser or, as the Purchaser may designate in its sole discretion, one or more of its Affiliates at the Closing as directed by the Purchaser, and such Affiliate(s), if any, may exercise the rights of the Purchaser set forth herein as if such Affiliate(s) were the Purchaser hereunder and the Purchaser shall cause such Affiliate(s) to comply with the Purchaser’s obligations hereunder as if the such Affiliates(s) were the Purchaser hereunder.

2.2           Closing.

(a)                Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the purchase and sale of the Shares shall take place on or before March 1, 2018 or such other date mutually agreed on by the parties (the “Closing”); provided, the Closing shall be deemed to have occurred at 12:00 a.m. (eastern time) on the date thereof.

(b)               At the Closing, (i) the Company shall deliver to the Purchaser a stock certificate representing the Shares being purchased and acquired by the Purchaser pursuant to this Agreement (each, a “Stock Certificate”) and (ii) the Purchaser shall make payment of Purchaser’s Purchase Price in immediately available funds.

(c)               Upon completion of the Closing, Purchaser shall be entitled to designate two (2) individuals (“Designated Directors”) to serve as members of the five (5) member Board of Directors of the Company (the “Board”) of which at least one (1) of the Designated Directors shall be an Independent Director for purposes of complying with SEC rules; provided, however, that in the event Purchaser and its Affiliates owns less than the lesser of (x) 10% of the issued and outstanding shares of common stock of the Company or (y) 90% of the Shares (as may be adjusted from time to time pursuant to a stock split, stock dividend or other similar capital transaction), then the Company may provide a notice to the Purchaser requiring each of the Designated Directors to resign from his/her position as a member of the Board within 90 days of such notice and Purchaser shall no longer be entitled to designate any individual to serve as members of the Board.

3.             Representations, Warranties and Covenants of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser as of the Closing Date as follows:

3.1          Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company taken as a whole. The Company has all requisite corporate power and authority to carry on its business as now being conducted. True and accurate copies of the Company’s Certificate of Incorporation and Bylaws and other organizational documents, each as amended and in effect as of the date hereof, have been made available to the Purchaser.

3.2           Capitalization; Subsidiaries.

(a)                The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 27,163,818 shares are outstanding on the date hereof, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are outstanding on the date hereof. All issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with state and federal securities laws. Options, warrants and other securities convertible into shares of Common Stock to purchase 6,838,306 shares of Common Stock are outstanding and all such options, warrants and convertible securities have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with state and federal securities laws. Except as set forth in the SEC Filings, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments (which, for purposes of this Agreement, shall be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to capital stock or other similar rights) of any character to which the Company or any Subsidiary is a party or by which obligates the Company or any Subsidiary to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, any shares of the capital stock of the Company or any Subsidiary or other equity interests in the Company or any Subsidiary, or obligating the Company or any Subsidiary to grant, extend or enter into any such options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments, or any securities convertible into or exchangeable for shares of capital stock or other equity interests of the Company or any Subsidiary, and there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. Except as set forth in the SEC Filings, there are no statutory or contractual preemptive rights or rights of first offer or refusal or similar rights with respect to any shares of capital stock of the Company or any Subsidiary, and there are no declared and unpaid dividends or distributions on any shares of capital stock of the Company or any Subsidiary.

(b)               The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, as more fully described on Exhibit A, free and clear of any taxes, liens, claims and encumbrances, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company taken as a whole. Each Subsidiary has all requisite corporate power and authority to carry on its business as now being conducted.

3.3          Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein has been duly and validly taken. When executed and delivered by the Company, this Agreement shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. No provision of the Company’s Certificate of Incorporation or Bylaws would, directly or indirectly, restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights of a stockholder with respect to, the Shares or any other Shares that may be acquired or controlled by the Purchaser.

3.4          Valid Issuance of the Shares. The Shares being purchased hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances with respect to the issue thereof other than the restrictions on transfer provided herein and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

3.5          SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act. As of their respective filing dates, the SEC Filings complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Filings. None of the statements made in any such SEC Filings is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Filings, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2017, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

3.6          Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than for Regulation D and state blue sky filings with respect to the sale of Shares which will be made pre-closing, in states with pre-offer requirements, and post-closing in accordance with such laws, have been obtained and will be effective as of the Closing Date, provided that this representation and warranty is made in reliance on, and assuming the accuracy of, the representations and warranties of the Purchaser in Section 4 hereof to the extent that the accuracy of such representations and warranties are relevant to the determination of whether any such consent, approval, order or authorization is required.

3.7           No Conflict. The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect as of the Closing. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any breach, violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations applicable to the Company, any Subsidiary or any of their properties or assets, or (iii) any applicable law (as defined below) or any applicable judgment, order or decree of any governmental authority, except in the case of clause (ii) to the extent that such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, such Subsidiary and their properties and assets. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not or result in the creation of any material lien, claim or encumbrance or other rights upon any of the properties or assets of the Company, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties. Neither the Company nor Subsidiary has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party or by which any property or assets of the Company or any Subsidiary is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a material adverse effect on the Company, such Subsidiary and their properties and assets. The businesses of the Company and the Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Shares, in violation of any law, ordinance or regulation of any governmental entity.

3.8          Trading Market. The Common Stock is registered pursuant to the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Common Stock is listed on the OTC Markets, QB Tier (“OTCQB”), under the symbol “FCHS”, and is in full compliance with the listing rules and requirements of OTCQB. There are no proceedings pending or, to the Company’s knowledge, threatened to revoke or suspend such listing and the Company has not received any communication from the OTC Markets Group Inc. with respect to any pending or threatened proceeding that would give rise to a delisting from the OTCQB. The Company will use commercially reasonable efforts to maintain its listing and/or registration in accordance with the Exchange Act and agrees not to voluntarily withdraw its listing and/or registration under the Exchange Act until the earlier of the date on which either (a) the Purchaser is no longer a stockholder of the Company, (b) the Company enters into a merger, stock exchange, consolidation or similar transaction with another entity that results in the holders of Common Stock receiving securities of the surviving entity of such merger, exchange, consolidation or similar transaction which securities are listed on an Exchange or (c) the Company sells all or substantially all of its assets with the intention to thereafter conduct a dissolution of the Company in accordance with applicable law.

3.9          Absence of Litigation. There is no action, suit, proceeding or, to the Company’s knowledge, investigation, pending, or, to the Company’s knowledge, threatened against, nor any outstanding judgment, order or decree against, the Company or any Subsidiary before or by any governmental body against, the Company or any Subsidiary or any officer or director thereof in their capacity as such which has, or for which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have, a material adverse effect on the Company. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action, suit, proceeding or, to the Company’s knowledge, investigation involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions or otherwise affects this Agreement or the right of the Company to execute, deliver and perform under same.

3.10        Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties contained herein, the Shares are being offered and will be sold pursuant to an available exemption from registration under the Securities Act. Except as set forth in the SEC Filings, neither the Company, nor any of Subsidiary, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

3.11        Registration Rights. Except as set forth on Schedule 3.11 and in Section 7.1 hereof, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its capital stock that may be issued subsequently, and to the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.12        Compliance with Laws. Neither the Company nor any of its subsidiaries is in violation of any applicable federal, foreign, state, local or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement of any governmental authority (collectively, “Laws”), except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses in the ordinary course of business consistent with past practices. To the knowledge of the Company, neither the Company nor any Subsidiary is being investigated with respect to, or been threatened to be charged with or given notice of any violation of, any applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses in the ordinary course of business consistent with past practices.

3.13        Investment Company Act. Neither the Company nor any Subsidiary is an investment company within the meaning of the Investment Company Act of 1940, as amended (the “40 Act”), or, directly or indirectly, controlled by or acting on behalf of any person which is an investment company, within the meaning of said 40 Act.

3.14         Regulation M Compliance. The Company has not, and to the knowledge of the Company, no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Stock, (b) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Common Stock, or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.15        Brokers and Finders. Neither the Company nor any Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its subsidiaries in connection with this Agreement or the sale of Shares contemplated hereby.

3.16        Absence of Certain Changes. Since September 30, 2017, except as specifically disclosed in a subsequence SEC Filing filed prior to the date hereof and/or press release, (i) there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or Exchange Act reporting status of the Company or the Subsidiaries, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

3.17        Foreign Corrupt Practices. Neither the Company, nor any Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.18         Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

3.19       Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.20        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

3.21         Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

3.22        Disclosure. All information relating to or concerning the Company or its Subsidiaries set forth in this Agreement and provided to the Purchaser pursuant to this Agreement and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any Subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act). Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting the transactions contemplated by this Agreement and any transactions in securities of the Company. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

3.23        Transactions With Affiliates and Employees. Except as set forth in the SEC Filings, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.24        Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.25        No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations hereunder.

4.             Representations, Warranties and Covenants of the Purchaser. Purchaser represents and warrants to the Company as of the Closing Date as follows:

4.1          Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Purchaser has all requisite power or corporate power, whichever is applicable, to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2          Purchase Entirely for Own Account. The Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3          Investor Status; Etc. The Purchaser is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act for the reason(s) set forth in the Execution Section of this Agreement and was not organized for the purpose of acquiring the Shares. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning its investment in the Shares and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4          Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration.

4.5          No Conflict. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets except in the case of clause (ii) to the extent that such violations and defaults would not, individually or in the aggregate, reasonably be expected to a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

4.6          Consents. All notices, consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.7         Company Representations and Warranties. No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations and warranties of the Company contained herein, and in purchasing the Shares the Purchaser is not relying on any representations relating to the Company other than those contained hereinor in the Company’s SEC Filings.

4.8           No Recommendation. The Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the offering or the sale and purchase of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).

4.9          Access to Information. The Purchaser has had access to such information regarding the business and finances of the Company and the Shares including, without limitation, the SEC Filings and has been provided the opportunity to discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company and Shares as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company, including, without limitation, pursuant to a meeting and/or discussions with management of the Company.

5.             Conditions Precedent.

5.1           Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)                The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein (other than those set forth in Sections 3.2, 3.3, and 3.4) and which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)               The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)                No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d)               The purchase of and payment for the Shares by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

(e)                The Company shall have delivered to the Purchaser (or the Purchaser’s authorized agent) the Stock Certificate representing the number of Shares being purchased by the Purchaser pursuant to this Agreement.

(f)                No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.2          Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Purchaser the Shares to be purchased at the Closing is subject to the satisfaction of the following conditions precedent:

(a)                The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b)               The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

(c)                No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d)               The receipt by the Company of the Purchaser’s Purchase Price in immediately available funds.

6.             Transfer, Legends.

6.1          Securities Law Transfer Restrictions. Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares, being purchased by the Purchaser hereunder, except pursuant to (i) an effective registration statement under the Securities Act or (ii) an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company and the Company’s counsel to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2           Legends. Each certificate representing any of the Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legend endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

Provided that the holder of Shares qualifies and provides such documentation, representations and warranties as may be reasonably requested by Company, which request shall solely be in order for the Company to comply with applicable law (e.g., representations that such holder is not an affiliate of the Company (and has not been an affiliate within the previous 90 days) and other customary Rule 144 stockholder representations), and at least six months have elapsed since the Closing Date, provided, that if such holder objects to any such Company request, the holder may, in lieu of providing the requested documentation, representations and warranties, provide the Company with an opinion of counsel reasonably acceptable to the Company that the requested documentation, representations and warranties are not necessary, the Company shall, upon the written request of such holder, cause the removal of the legend set forth above and any other restrictive legend from each certificate representing any of such Shares endorsed with the legend and any “stop order” or equivalent restriction with respect to any Shares held in book entry form, upon the return of such certificate(s) from such holder and to issue or cause to be issued the unlegended Shares to the holder through the direct registration system or such other form to allow the holder to cause the shares to be held in trust.

7.             Miscellaneous Provisions.

7.1          Registration Rights. For purposes of this Section 7.1, “Registrable Securities” of the Purchaser (or any permitted successors and assigns) means, at any time, the Shares, and any securities issued by the Company after the date hereof in respect of the Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

(a)               Upon written demand from Purchaser to the Company any time after the six (6) month anniversary of the Closing Date, the Company shall use reasonable best efforts to prepare and file with the SEC, within sixty (60) days from such written demand, a registration statement covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, as promptly as reasonably practicable (the “Shelf Registration Statement”). Such registration statement shall be on Form S-3or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the holders of Registrable Securities on a continuous or delayed basis of, all of their Registrable Securities, pursuant to Rule 415 or otherwise. In addition, at any time following the 180th day after the Closing Date, and regardless of the effectiveness of the Shelf Registration Statement, the Purchaser shall have the right to require the Company to file two (2) registration statements under the Securities Act in respect of all or a portion of Registrable Securities owned by holders of Registrable Securities (the “Demand Registration Statements”). The Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof under the Shelf Registration Statement and/or the Demand Registration Statements, as applicable, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities pursuant to each registration statement filed pursuant to this Section 7.1(a).

(b)               The Company shall use its reasonable best efforts to cause any registration statement filed pursuant to Section 7.1(a) above to be declared effective by the SEC as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold (provided that before filing any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to the Purchaser and the other holders of Registrable Securities).

(c)                The Company shall notify the holders of Registrable Securities in writing promptly (and in any event within two trading days) after receiving notification from the SEC that the registration statement has been declared effective.

(d)               The Company shall promptly notify each holder of Registrable Securities who is a seller, of the happening of any event as a result of which the prospectus included in any applicable registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

(e)                All expenses incident to the Company’s performance of or compliance with this Section 7.1, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel chosen by the holders of the Registrable Securities included in such registration to represent all holders of Registrable Securities included in any registration and all independent certified public accountants, underwriters (excluding underwriting discounts and selling commissions) and other persons retained by the Company, will be borne by the Company.

(f)                The Company agrees to indemnify, to the extent permitted by Law, each holder of Registrable Securities, its members, managers, officers, employees and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its members, managers, directors, employees and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(g)               In the event the Purchaser elects to sell Shares in an underwritten offering, the Company agrees to cooperate in connection with the underwriting process and use reasonable best efforts to facilitate such underwritten offering, including, without limitation, entering into customary documentation, making all SEC filings that are customary in connection with an underwritten offering, making the Company reasonably available for diligence, and participating in road shows.

7.2          Piggy-Back Registration.

(a)                At any time and from time to time after the Closing Date, but prior to Purchaser’s exercise of its rights under Section 7.1(a), whenever the Company proposes to file a registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor forms or a registration statement that does not contemplate a distribution of the securities being registered on a firmly underwritten basis), the Company will, prior to such filing, (x) give written notice of such proposed filing to Purchaser, as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the intended method(s) of distribution, the name of the proposed managing underwriter or underwriters, if any, of the offering, and the type and estimated number of shares available to be included by way of piggyback registration, and (y) offer to the Purchaser in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). Subject to (i) the applicable rules and regulations and interpretations of the SEC, including, without limitation, Rule 415 under the Securities Act, and (ii) Section 7.2(b), the Company shall permit such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Purchaser proposing to distribute its securities through a Piggy-Back Registration that involves an underwriter or underwriters shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements (with the underwriter or underwriters selected for such underwriting by the Company), and other documents reasonably required under the terms of the applicable underwriting arrangements and shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in such underwriting.

(b)               If in the sole discretion of the managing underwriter or underwriters, if any, of a Piggy-Back Registration, the offering of all, or part of, the Registrable Securities that Purchaser requested to be included would adversely affect such offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the managing underwriter or underwriters believe may be sold without causing such adverse effect. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares that Purchaser has requested to be included, then Purchaser shall participate in the underwriting pro rata based upon its total ownership of Registrable Securities. Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of shares the Company may register for sale by giving first priority for the shares to be registered for issuance and sale by the Company and the underwriter, and by giving second priority for the shares to be registered for sale by Purchaser.

(c)                Notwithstanding the provisions and rights set forth in Section 7.1 and Section 7.2, Purchaser hereby acknowledges and agrees that the Shares shall not be transferred under any applicable Laws permitting any such transfer prior to the six (6) month anniversary of the Closing Date.

7.3           Indemnification. The Company (the “Indemnitor”) hereby agrees to indemnify, pay and hold the Purchaser and its Affiliates and each of their respective officers, directors, partners, employees and members (collectively, the “Indemnified Parties”) harmless from and against any and all costs, expenses, liabilities, obligations, losses, damages (consequential or otherwise), penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including the reasonable fees and expenses of counsel) which may be imposed on, incurred by, or asserted against such Indemnified Party, in any manner relating to or arising out of (a) the failure of any of the representations and warranties set forth in Section 3 to be true and correct as of the Closing, and (b) any non-compliance with or breach of any covenant or agreement of the Company contained in this Agreement (the “Indemnified Liabilities”). Each Indemnified Party shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnified Party has knowledge; provided, that any delay or failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced by such delay or failure. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided, that the Indemnitor will not settle any such claim without the appropriate Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld (it being understood that such consent shall be reasonably withheld if any such settlement does not include as a term thereof the unconditional release of the appropriate Indemnified Party from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnified Party that, as between the Indemnitor and the Indemnified Party, the Indemnitor is responsible to the Indemnified Party with respect to such claim; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnified Party there are one or more material defenses available to the Indemnified Party which are not available to the Indemnitor. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them. The obligations of the Company set forth in this Section 7.3 shall survive until the third anniversary of the date of the Closing and, with respect to any claim for Indemnified Liabilities made prior to the third anniversary of the Closing, until the final resolution thereof.

7.4          Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

7.5          No Integration. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Securities being offered or sold hereunder under the Exchange Act or cause the offering of the Shares to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

7.6          Furnishing of Information; Public Information.

(a)              For so long as the Purchaser owns Shares, the Company covenants to (i) maintain the registration of the Common Stock under the Exchange Act, (ii) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Act and the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act and (ii) furnish to the Purchaser, forthwith upon request, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, and such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration.

(b)               At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to two percent (2.0%) of the Purchaser Price on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Shares pursuant to Rule 144 or a registration statement. The payments to which a Purchaser shall be entitled pursuant to this Section 7.6(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

7.7          Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes, including but not limited to acquisitions, and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock (or common stock equivalents), (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

7.8          Put Option. On or after April 1, 2022, Purchaser, has the option to sell (the “Put Option”), at Purchaser’s sole discretion, fifty percent (50%) of the Shares to the Company (the “Put Shares”), one-time during each of the following two (2) calendar years thereafter without accumulation, by providing at least ninety (90) days prior written notice to the Company (“Put Notice”). The Company shall have the obligation to accept Purchaser’s Put Notice and purchase the Put Shares in accordance with this Section 7.8. The purchase price to be paid by the Company for the Put Shares shall equal the Purchase Price set forth hereunder pro-rated for the number of shares being purchased (the “Put Price”). The Company shall purchase and pay for the Put Shares within ninety (90) days following the date of the Put Notice, unless otherwise agreed to by the Company and the Purchaser (the “Put Closing Date”). On the Put Closing Date, (i) the Purchaser shall sell to the Company the Put Shares, free and clear of any liens and encumbrances, (ii) the Company shall pay the Put Price to the Purchaser by wire transfer of immediately available funds to the account of the Purchaser previously designated in writing to the Company, and (iii) the Purchaser shall deliver to the Company the Put Shares, represented by a stock certificate. Notwithstanding anything to the contrary contained herein, at such time as the Market Capitalization of the Company is equal to or more than $100,000,000 after the date hereof, the Put Option shall be automatically terminated and of no further force and effect.

7.9           Public Statements or Releases. The Company shall (a) by 9:30 a.m. (New York City time) on the trading day immediately following the date hereof, issue a press release agreed to in writing by Purchaser disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the this Agreement as an exhibit thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, (x) the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any Subsidiary, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement and (y) each Party shall not make, issue or release any announcement, whether to the public generally or to any of its suppliers or customers, with respect to this Agreement and its contents or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement and its contents or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 7.9 shall prevent the Purchaser from making such public announcements as it may reasonably consider necessary in order to satisfy its legal obligations, but, to the extent not inconsistent with such obligations, the Purchaser shall provide the Company with an opportunity to review and comment on any proposed public announcement before it is made.

7.10        Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

7.11        Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

7.12        Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

7.13        Notices.

(a)                Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b)          All correspondence to the Company shall be addressed as follows:

First Choice Healthcare Solutions, Inc.

709 South Harbor City Boulevard, Suite 530

Melbourne, FL 32901

Attention: Chris Romandetti – President and Chief Executive Officer

with a copy to (which copy shall not constitute notice):

Schnader Harrison Segal & Lewis LLP

140 Broadway, Suite 3100

New York, NY 10005

Attention: Richard G. Satin, Esq.

(c)           All correspondence to the Purchaser shall be addressed as follows:

Steward Health Care System LLC

111 Huntington Avenue, Suite 1800

Boston, MA 02199

Attention: General Counsel

with a copy to (which copy shall not constitute notice):

McDermott Will & Emery LLP

28 State Street

Boston, Massachusetts 02109

Attention: Christopher M. Jedrey, Esq.

(d)              Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

7.14        Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

7.15        Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

7.16        Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which concepts, which would apply the substantive law of some other jurisdiction.

7.17        Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the chancery courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the chancery courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.18        Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

7.19        Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

7.20        Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Except as set forth in Section 2.1 and for the rights set forth in Section 7.1 and Section 7.2 above which shall transfer with a transfer of Registrable Securities, neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

7.21       Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

7.22        Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

7.23        Counterparts. This Agreement may be executed in a number of counterparts, each of which together, shall for all purposes constitute one Agreement, binding on all of the parties hereto, notwithstanding that all such parties have not signed the same counterpart.

7.24        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company; provided, however, that the amount of the number of Shares may not be modified without the consent of the Purchaser. Any amendment or waiver effected in accordance with this Section 7.24 shall be binding upon each of the Purchaser and the Company.

[EXECUTION SECTION FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

By:	/s/ Chris Romandetti
Name:	Chris Romandetti
Title:	President and Chief Executive Officer

PURCHASER:

STEWARD HEALTH CARE SYSTEM LLC

By:	/s/ Michael Callum
Name:	Michael Callum MD
Title:	Executive Vice President